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LANCASTER, Pa., July 30, 1998 -- Armstrong World Industries, Inc. intends to sell its Senior Notes due 2003 to certain "qualified institutional buyers" in an offering exempt from registration under the Securities Act of 1933, as amended. The transaction is expected to occur in early August and the Company intends to use the proceeds therefrom to repay outstanding short-term indebtedness incurred in connection with the Company's recent acquisition of Triangle Pacific Corp.

THE SENIOR NOTES DUE 2003 HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION OR AN APPLICABLE EXEMPTION FROM REGISTRATION REQUIREMENTS.